Exhibit 10.2

EXTRA SPACE STORAGE INC.

2004 LONG TERM INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AWARD AGREEMENT

AGREEMENT by and between EXTRA SPACE STORAGE INC., a Maryland corporation (the “Company”) and                                                                        (the “Grantee”), dated as of                                                   , 20      .

WHEREAS, the Company maintains the Extra Space Storage Inc. 2004 Long Term Incentive Compensation Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee is an employee of the Company; and

WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders to grant Restricted Stock to the Grantee pursuant to the Plan and subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.                                       Grant of Restricted Stock.

The Company hereby grants the Grantee                  Shares of Restricted Stock of the Company, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2.                                       Restrictions and Conditions.

The Restricted Stock awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:

(i)                                     Subject to the provisions of the Plan and this Agreement, during the period of restriction with respect to Shares granted hereunder (the “Restriction Period”), the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign the Shares (or have such Shares attached or garnished). Subject to clauses (iii), (iv), (v) and (vi) below, the Restriction Period shall begin on the date hereof and lapse on the following schedule:

Date Restriction Lapses	Number of Shares

Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the Restriction Period with respect to such Shares shall only lapse as to whole Shares.

(ii)                                  Except as provided in the foregoing clause (i), below in this clause (ii) or in the Plan, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive dividends. Certificates for Shares (not subject to restrictions under the Plan) shall be delivered to the Grantee or his or her designee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii)                               Subject to clauses (iv), (v) and (vi) below, if the Grantee has a Termination of Service by the Company and its Subsidiaries or by the Grantee for any reason, during the Restriction Period, then all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

(iv)                              Cessation of service as an employee shall not be treated as a cessation of employment for purposes of this paragraph 2 if the Grantee continues without interruption to serve thereafter as an officer or Director of the Company or in such other capacity as determined by the Company, and the termination of such successor service shall be treated as the applicable termination.

(v)                                 If the Grantee is party to an employment agreement which provides that Shares subject to restriction shall be subject to terms other than those set forth above, the terms of such employment agreement shall apply with respect to the Shares granted hereby and shall, to the extent applicable, supersede the terms hereof.

(vi)                              In the event that a Change of Control occurs during the Restriction Period, then all restrictions on Shares shall thereupon, and with no further action immediately lapse.

3.                                       Certain Terms of Shares.

(a)                                  In the discretion of the Company, each Grantee of Restricted Stock may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. A “book entry” (by computerized or manual entry) shall be made in the records of the Company to evidence an award of Restricted Stock, where no certificate is issued in the name of the Grantee. Each certificate, if any, shall be registered in the name of the Grantee and may include any legend which the Company deems appropriate to reflect any restrictions on transfer under this Agreement or the Plan, or as the Company may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE EXTRA SPACE STORAGE INC. 2004 LONG TERM INCENTIVE COMPENSATION PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND EXTRA SPACE STORAGE INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF EXTRA SPACE STORAGE INC. AT 2795 EAST COTTONWOOD PARKWAY, SUITE 400, SALT LAKE CITY, UT 84121.

(b)                                The Committee shall require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and may in its discretion require that, as a condition of any Restricted Stock award, the Grantee shall have delivered to the Company a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, any stock certificates shall be delivered by the Company to the Grantee or his or her designee.

4.                                      Miscellaneous.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.

(b)                                The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(c)                                 The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee, except as provided above, shall be final and binding upon all persons.

(d)                                All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 4(d).

(e)                                 The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(f)                                   Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and their shareholders to terminate the Grantee’s employment or other service at any time.

(g)                                This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

EXTRA SPACE STORAGE INC.

By:
Name:
Title:

Grantee: